Exhibit 99.2

Investor Relations Contact:
Katie Ciciarelli (831.439.2585)
Press Release	katie.ciciarelli@seagate.com
Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

GREGORIO REYES AND LYDIA MARSHALL

NAMED TO SEAGATE TECHNOLOGY BOARD OF DIRECTORS

SCOTTS VALLEY, CA – April 29, 2004 – Seagate Technology (NYSE:STX) today announced that in support of the company’s ongoing effort to increase the independent make-up of its board of directors, it has named Gregorio Reyes, currently a management consultant with an extensive background in data storage, and Lydia Marshall, Chair of CARE International and Chair and CEO of Versura, Inc., as new board members. David Bonderman, of the Texas Pacific Group, has resigned his position on Seagate’s board of directors, effective April 29, 2004.

Reyes brings to the Seagate board over 40 years of experience in the technology industry, primarily in the areas of data storage and magnetic recording, semiconductors and telecommunications. Reyes began his career in the semiconductor industry with National Semiconductor in 1962, followed by executive positions with Motorola, Fairchild Semiconductor and Eaton. From 1981 to 1984 he was president and CEO of National Micronetics, a provider of hard disc magnetic recording head products for the data storage industry. Between 1986 and 1990, he was chairman and CEO of American Semiconductor Equipment Technologies. Reyes co-founded Sunward Technologies in 1985 and served as Chairman and CEO until 1994.

Reyes is currently serving on the boards of two publicly traded companies: LSI Logic Corp. and Dialog Semiconductor. He also serves as a director of four privately held companies: LSI Logic Storage Systems, Inc., Nuera Communications, Future Trade Technology, Appshop and Astute Networks.

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Seagate Names Two New Board Members

In a career spanning over 30 years, Marshall has a broad background in marketing, finance, and technology in the packaged goods and financial services industries. Marshall first made her mark in product management positions with the Ralston Purina Company. Transitioning to the financial services industry, Marshall held various management and executive positions at Citicorp. From 1985 to 1997 she served as senior vice president then executive vice president and member of the executive committee at Sallie Mae, the nation’s largest student loan secondary market. After serving as managing director at Rockport Capital from 1998-1999, in 1999 Marshall founded Versura Inc., the only student loan exchange in the $40 billion education finance sector.

Marshall currently serves as Chair of the board for CARE International, and serves on the boards of Nationwide Financial Services, Inc. and Nationwide Mutual Insurance Company.

About Seagate

Seagate is the worldwide leader in the design, manufacturing and marketing of hard disc drives, providing products for a wide-range of Enterprise, PC, Notebook, and Consumer Electronics applications. The company is committed to delivering award-winning products, customer support and reliability, to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to future financial performance, customer demand for our products, and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 21, 2003, and in the company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on February 3, 2004.

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